EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Callidus Software, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-205389, 333-190475, 333-189416, 333-183164, 333-176120, 333-168643, 333-161162, 333-152933, 333-145010, 333-138721, 333-127698, 333-117542, and 333-110757) on Form S-8, and in the registration statement (No. 333-202426) on Form S-3 of Callidus Software, Inc. of our report dated February 25, 2016, with respect to the consolidated balance sheets of Callidus Software, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of Callidus Software, Inc.
/S/KPMG LLP
Santa Clara, California
February 25, 2016